UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2005

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Acton Place

Acton, Massachusetts	01720
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2005, Kadant Inc., a Delaware corporation (“Kadant” and the “Borrower”), entered into a Second Amendment (the “Amendment”) to the Credit Agreement dated May 9, 2005, among Kadant, the Foreign Subsidiary Borrowers from time to time parties thereto, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. One of the financial covenants contained in the Credit Agreement requires Kadant to comply with a maximum consolidated leverage ratio of 3.0, which is lowered to 2.5 in certain circumstances including material acquisitions, as defined in the Credit Agreement. The consolidated leverage ratio is the ratio of consolidated total debt to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), as defined in the Credit Agreement. Kadant is in negotiations to acquire a manufacturer of stock preparation equipment in China for approximately $20 million, which could be considered a material acquisition as defined in the Credit Agreement. If the acquisition is completed by September 30, 2006, the Amendment increases the maximum consolidated leverage ratio to be applied in the quarter in which the proposed acquisition occurs and in the following quarter from 2.5 to 2.75. The acquisition is subject to a number of conditions, including the negotiation and signing of a definitive purchase agreement, satisfaction of customary conditions and regulatory approvals and there is no assurance that Kadant will be able to complete the acquisition on favorable terms or on a timely basis. Although Kadant does not expect to assume any of the acquired company’s indebtedness, by increasing the maximum consolidated leverage ratio the Amendment does allow Kadant to assume more of the acquired company’s indebtedness at the acquisition date. In addition, the Amendment modifies the definition of consolidated EBITDA to exclude the operating losses for the first three quarters of 2005 from our composites building products business, which was sold on October 21, 2005 and is reported as a discontinued operation.

The forgoing description of the Amendment does not purport to be a complete statement of the terms and conditions of the Amendment and is qualified in its entirety by reference to the full text of the Amendment filed with this report as Exhibit 99.1.

KADANT INC.

(c) Exhibits

No.	Description

99.1

Second Amendment to Credit Agreement dated May 9, 2005, among Kadant, the Foreign Subsidiary Borrowers from time to time parties thereto, the several lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, effective December 28, 2005.

KADANT INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: January 4, 2006	By:	/s/ Thomas M. O’Brien
Thomas M. O’Brien
Executive Vice President and Chief Financial Officer

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